Exhibit 99.1

Exhibit A

CHARTER OF THE COMPENSATION COMMITTEE OF

NOVO INTEGRATED SCIENCES, INC.

Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Novo Integrated Sciences, Inc. (the “Company”) shall consist of three (3) or more directors. Each member of the Committee shall be independent in accordance with the provisions of Rule 10C-1(b)(1) under Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules of the NASDAQ Stock Market or any other securities exchange on which any of the Company’s securities are listed, subject to the phase-in periods permitted under the rules of the NASDAQ Stock Market under which the Committee is required to have only one independent member at the time of ceasing to be a Controlled Company, a majority of independent members within 90 days of ceasing to be a Controlled Company and all independent members within one year of ceasing to be a Controlled Company.

The members of the Committee shall be appointed by the Board, based on recommendations from the Nominating and Corporate Governance Committee of the Board (except for the Committee’s first three members). The members of the Committee shall serve for such term or terms as the Board may determine or until earlier resignation or death. The Board may remove any member from the Committee at any time with or without cause.

Purpose

The purpose of the Committee is to carry out the responsibilities delegated by the Board relating to the review and determination of executive compensation.

Duties and Responsibilities

The Committee shall have the following authority and responsibilities:

To review and approve the compensation of the Chief Executive Officer (“CEO”). In evaluating and determining CEO compensation, the Committee shall consider the results of the most recent stockholder advisory vote on executive compensation (“Say on Pay Vote”) required by Section 14A of the Exchange Act. The CEO cannot be present during any voting or deliberations by the Committee on his or her compensation.

To approve the compensation of all other executive officers. In evaluating and determining executive compensation, the Committee shall consider the results of the most recent Say on Pay Vote.

To review, and approve and, when appropriate, recommend to the Board for approval, any employment agreements and any severance arrangements or plans, including any benefits to be provided in connection with a change in control, for the CEO and other executive officers, which includes the ability to adopt, amend and terminate such agreements, arrangements or plans.

To review the Company’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, to review and discuss at least annually the relationship between risk management policies and practices and compensation, and to evaluate compensation policies and practices that could mitigate any such risk.

To review and recommend to the Board for approval the frequency with which the Company will conduct Say on Pay Votes, taking into account the results of the most recent stockholder advisory vote on frequency of Say on Pay Votes required by Section 14A of the Exchange Act, and review and approve the proposals regarding the Say on Pay Vote and the frequency of the Say on Pay Vote to be included in the Company’s proxy statement.

To review director compensation for service on the Board and Board committees at least once a year and to recommend any changes to the Board.

Structure and Operations

The Board shall designate a member of the Committee as the Chairperson. The Committee shall meet at least two (2) times a year at such times and places as it deems necessary to fulfill its responsibilities. The Committee shall report regularly to the Board regarding its actions and make recommendations to the Board as appropriate. The Committee is governed by the same rules regarding meetings (including meetings in person or by telephone or other similar communications equipment), action without meetings, notice, waiver of notice, and quorum and voting requirements as are applicable to the Board.

The Committee may invite such members of management to its meetings as it deems appropriate. However, the Committee shall meet regularly without such members present, and in all cases the CEO and any other such officers shall not be present at meetings at which their compensation or performance is discussed or determined.

The Committee shall review this Charter at least annually and recommend any proposed changes to the Board for approval.

Delegation of Authority

The Committee shall have the authority to delegate any of its responsibilities, along with the authority to take action in relation to such responsibilities, to one or more subcommittees as the Committee may deem appropriate in its sole discretion.

ADOPTED: This 5th day of May, 2021